Exhibit 5.1

Ranger Bermuda Topco Ltd	Email BAdderley@applebyglobal.com
48 Par-La-Ville Road, Suite 1141
Hamilton HM 11	Direct Dial +1 441 298 3243
Bermuda
Tel +1 441 295 2244
Fax +1 441 292 8666

Your Ref

Appleby Ref 465952.0001/BA/CM/HF

10 March 2025

Bermuda Office Appleby (Bermuda) Limited

Canon's Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda

Tel +1 441 295 2244

Ranger Bermuda Topco Ltd (Company)

INTRODUCTION

This opinion as to Bermuda law is addressed to you in connection with a registration statement on Form S-4, filed with the U.S. Securities and Exchange Commission (SEC) under the U.S. Securities Act of 1933, as amended (Securities Act) on 10 March 2025 (Registration Statement) for the registration of 148,933,281 common shares of the Company of par value USD 0.01 per share (Common Shares), to be issued in connection with the transactions contemplated under the Combination Agreement (as each term is defined in the Registration Statement).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the Registration Statement and the documents listed in Part 2 of Schedule 1 to this opinion (Documents). We have not examined any other documents, even if they are referred to in the Documents.

In giving this opinion we have relied upon and assume the accuracy and completeness of the Officer’s Certificate (as defined below), which we have not independently verified.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or representation (whether set out in the Registration Statement or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Bermuda at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is furnished to you in connection with the filing of the Registration Statement and, except with our prior written consent, it may not be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement but it is not to be made available, or relied on, for any other purpose, nor quoted or referred to in any other public document nor filed with any governmental agency or person (other than the SEC in connection with the Registration Statement), without our prior written consent, except as may be required by law or regulatory authority.

As Bermuda attorneys, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, and accordingly do not admit to being an expert within the meaning of the Securities Act.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. The Company is in good standing with the Registrar of Companies of Bermuda.

2.	Shares: When duly issued and fully paid pursuant to the terms of the Resolutions and in accordance with the terms of the Combination Agreement, the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

Yours faithfully,

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

SCHEDULE 1

Part 1

The Registration Statement

A copy, in PDF format, of the Registration Statement, excluding the documents incorporated by reference therein.

Part 2

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 27 December 2024 and certified as a true copy by the secretary of the Company on 10 March 2 2025 (Certificate of Incorporation).

2.	A copy of the memorandum of association, certificate of deposit of memorandum of increase of share capital and the amended and restated bye-laws of the Company adopted on 27 December 2024 and certified as a true copy by the secretary of the Company on 10 March 2025 (together the Constitutional Documents).

3.	A Certificate of Compliance, dated 10 March 2025 issued by the Registrar of Companies in respect of the Company (Certificate of Compliance).

4.	A copy of the unanimous written resolutions of the Board of Directors of the Company adopted on 29 December 2024 and the sole shareholder consent dated 29 December 2024 (Resolutions).

5.	A copy of the Register of Directors and Officers of the Company certified as a true copy by the secretary of the Company on 10 March 2025.

6.	A copy of the results of the Litigation Search.

7.	A copy of the results of the Company Search.

8.	An officer’s certificate dated 10 March 2025, signed by an officer of the Company.

Part 3

Searches

1.	A search of the entries and filings shown and available for inspection in respect of the Company in the register of charges and on the file of the Company maintained in the register of companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 10 March 2025 (Company Search).

2.	A search of the entries and filings shown and available for inspection in respect of the Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 10 March 2025 (Litigation Search).

SCHEDULE 2

Assumptions

We have assumed:

1.	(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies;

2.	that the Registration Statement and other documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	that there has been no change to the information contained in the Documents;

4.	that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by the Company are the signatures of the persons authorised to execute the documents by the Company;

5.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Bermuda in respect of matters upon which we have expressly opined) made in the Registration Statement and any correspondence submitted to us;

6.	that the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company;

7.	that at the time of any issue of any Common Shares, the Common Shares will be listed on The Nasdaq Stock Market Inc. (Nasdaq) and Nasdaq will be an “appointed stock exchange” as understood under Bermuda law; and

8.	that any contracts or instruments in relation to the offer, creation and issue of any of the Common Shares as contemplated by the Registration Statement will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws by which they are governed.

SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.	Bermuda Law: We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.	Enforcement: Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

3.	Good Standing: The term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

4.	Non-assessable: Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which he or she became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.